Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FOURTH QUARTER & FULL-YEAR 2008 RESULTS

Performance reflects continued increases in revenue, profit and shareholder equity driven by diverse market positions, international expansion, specialty product strength and conservative financial management

Newport Beach, CA – March 9, 2009 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the fourth quarter and twelve month period ended December 31, 2008.

Fiscal 2008 Fourth Quarter Financial Highlights – versus Fiscal 2007 Fourth Quarter

•	Net sales increased 3% to $71.1 million.

•	Net income grew 5% to $ 7.9 million.

•	Earnings per diluted share were $0.29, up from $0.28 in the prior year period.

Fiscal 2008 Twelve Month Financial Highlights – versus Fiscal 2007 Twelve Month performance

•	Net sales increased 10% to a record $237.5 million.

•	Net income rose 7% to a record $ 20.0 million.

•	Earnings per diluted share were $0.73, compared with $0.68 earned during the prior year.

Eric Wintemute, President and CEO of American Vanguard, stated: “Our 2008 fourth quarter and full year performance has been driven by our participation in diverse domestic and international crop markets, the excellent performance of our non-crop specialty products segment and a continued emphasis on prudent operational and financial management. We continue to pursue a variety of initiatives to gain larger positions in key markets and geographic regions. We have maintained our traditionally high profit margins despite higher raw material costs by raising product prices where feasible and by continuing to focus on improving internal efficiencies and increasing capacity utilization at our domestic manufacturing facilities.”

Among the most important performance highlights of 2008:

•	International sales continued to grow, led by significant gains in Canada, Mexico and Central America.

•	Metam soil fumigant sales grew due to strong market demand, expanded coverage of the Southeast region and price increases needed to cover the higher cost of raw materials.

•	New brand-name additions, such as Terraclor® fungicides and Orthene® insecticides, broadened our product offering and helped us further expand our participation in several key market segments.

•	Non-crop specialty products improvement was aided by increased use of our mosquito adulticide Dibrom®, following the strong hurricane activity that impacted several Gulf Coast states including Texas.

Mr. Wintemute concluded, “We are pleased that our quarterly and full year results continue to demonstrate the success of the American Vanguard business model. Our ability to acquire important product lines at reasonable prices and expand their usage is a proven contributor to our steady growth. We continue to seek attractive opportunities to acquire new product lines and expand our offerings. Our careful, step-wise expansion in international markets carries our expertise abroad without undue risk. Our outstanding domestic manufacturing capability affords excellent quality control, cost competitiveness and timely customer response. Given the many challenges of the current economic environment, we reiterate our intention to remain diligent in cost control, conservative in our investment outlays and collaborative with other industry participants to facilitate expansion of our established market position. Despite widespread economic uncertainty, we believe that the significant benefits we provide for enhancing agricultural productivity and improving crop quality will continue to be in demand and should fuel our growth potential in 2009 and beyond.”

Conference Call

Eric Wintemute, President and CEO and David Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Monday, March 9, 2009. Interested parties may participate in the call by dialing 706-679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID # 86429090). The conference call will also be webcast live via the News and Media section of the Company’s web site at
www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® & Russell 3000® Indexes and the Standard & Poors 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except earnings per share data)

	For the Three Months ended December 31		For the Year ended December 31
	2008	2007	2008	2007
Net sales	$71,060	$69,087	$237,538	$216,662
Cost of sales	40,063	38,162	136,407	120,932

Gross profit	30,997	30,925	101,131	95,730
Operating expenses	17,494	18,096	64,987	59,717

Operating income	13,503	12,829	36,144	36,013
Interest expense	955	923	4,300	5,731
Interest income	—	(111)	(75)	(214)
Interest capitalized	(83)	—	(254)	(30)

Income before income tax	12,631	12,017	32,173	30,526
Income tax expense	4,716	4,453	12,154	11,798

Net income	$7,915	$7,564	20,019	$18,728

Earnings per common share	$0.30	$0.29	$0.75	$0.71

Earnings per common share - assuming dilution	$0.29	$0.28	$0.73	$0.68

Weighted average shares outstanding	26,803	26,409	26,638	26,307

Weighted average shares outstanding - assuming dilution	27,418	27,465	27,469	27,436

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	Dec. 31, 2008	Dec. 31, 2007
Current assets:
Cash and cash equivalents	$1,229	$3,201
Receivables:
Trade	51,405	55,925
Other	563	645

	51,968	56,570

Inventories	90,626	63,455
Prepaid expenses	1,688	2,214

Total current assets	145,511	125,440
Property, plant and equipment, net	41,241	31,780
Intangible assets	93,179	85,318
Other assets	7,006	6,043

Total Assets	$286,937	$248,581

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Dec. 31, 2008	Dec. 31, 2007
Current liabilities:
Current installments of long-term debt	$7,706	$4,106
Accounts payable	14,621	13,796
Accrued program costs	16,204	24,191
Accrued expenses and other payables	6,767	6,355
Income taxes payable	3,332	1,848

Total current liabilities	48,630	50,296
Long-term debt, excluding current installments	76,273	56,155
Deferred income taxes	6,091	2,391

Total liabilities	130,994	108,842

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued		—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,209,863 shares at December 31, 2008 and 28,650,829 shares at December 31, 2007	2,920	2,865
Additional paid-in capital	38,873	36,551
Accumulated other comprehensive income (loss)	(3,593)	64
Retained earnings	120,896	103,004

	159,096	142,484
Less treasury stock, at cost, 2,260,996 shares at December 31, 2008 and 2,226,796 at December 31, 2007	(3,153)	(2,745)

Total stockholders’ equity	155,943	139,739

Total liabilities and shareholder’s equity	$286,937	$248,581